ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

Quantum Trust "SGSR"

UBS

UBS Financial Services Inc.
500 Delaware Avenue
Wilmington, DE 19801

CASH BACKED

***US$* 300,000,000.00**

(THREE HUNDRED MILLION UNITED STATES DOLLARS)

December 19, 2021

CERTIFICATE NO. 01-0210419

THE SECURITIES PRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933-34: THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933-34 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

THE QUANTUM TRUST "SGSR"

Bloomberg LEI #984500B3DBA9F72D6H84

Delaware Trust Registration ID: (4735269)

THIS CERTIFIES THAT POSTD MERCHANT BANQUE *IS THE REGISTERED HOLDER OF* ***The Quantum Trust "SGSR"*** *TRUST CERTIFICATES OF*

HERINAFTER DESIGNATED "THE TRUST," TRANSFERABLE ON THE REGISTER OF THE TRUST UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED

The Quantum Trust "SGSR"

THIS CERTIFICATE SHALL BE HELD SUBJECT TO ALL OF THE PROVISIONS OF THE CERTIFICATE OF THE TRUST AND THE TRUST AGREEMENT OF SAID TRUST, A COPY OF EACH OF WHICH IS ON FILE AT THE OFFICE OF THE TRUST, AND MADE A PART HEREOF AS FULLY AS THOUGH THE PROVISIONS OF SAID TRUST AND TRUST AGREEMENT WERE IMPRINTED IN FULL ON THIS CERTIFICATE, TO ALL OF WHICH IS THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, ASSENTS AND AGREES TO BE BOUND.

WITNESS THE SEAL OF THE TRUST AND THE SIGNATURES OF ITS DULY AUTHORIZED TRUSTEES.
NOTE: CERTIFICATE EXPIRES 90 DAYS FROM DATE OF ISSUE

Tarciana Rodriquez
NOT IN THEIR INDIVIDUAL CAPACITY
BUT SOLELY AS TRUSTEE

01-0210419 300MM PMBY

Donald Demery
NOT IN THEIR INDIVIDUAL CAPACITY
BUT SOLELY AS TRUSTEE

CERTIFICATE NO. 01-0210419

TRUST CERTIFICATE

December 19, 2021

***US$* 300,000,000.00**

(THREE HUNDRED MILLION UNITED STATES DOLLARS)

UCC-3 88757520002

UBS Financial Services Inc.

500 Delaware Avenue Wilmington, DE 19801

Debtor Organization	Payment Order
Debtor Organization: **UBS Financial Services Inc.** **500 Delaware Avenue Wilmington, DE 19801** **Account Number: 681-112785-01-15** **Available Amount: $780 Billion United State Dollars** **Certificate No.: 116933-01-15** **The Bank of International Settlement Switzerland, Credit Suisse** Account No.: USFED. ID NO. C-608479 UST ID NO. 1C-60047(9) Account No.: 9754320110-010-22-74-O-A Verification With Bloomberg Screen 1CF AAA 1300300 CUSIP No. 775-1200-300-77	**PAYMENT ORDER** TO: THE QUANTUM TRUST OF SEVERINO STATUTORY TRUST C/O Agent: Arvinber S Amol, 201 James Place, New Castel, DE 19720 You are hereby ordered to effect payments in the amount of this certificate to any redeemer claimant within 60 days commencing from the date original copy of this certificate duly receiving by your office. SO, ORDERED AND SIGNED THIS ___ DAY OF _____ 2021 BY: ______________________________ Complete name of original holder / signature ______________________________ Complete name of acceptor / signature

FINANCIAL STATEMENT UCC-3 88757520002

SPECIALTRUSTDEPOSIT&CUSTODIALSAFEKEEPINGRECEIPT

(Irrevocable Letters of Authority Issued to Sole Heir, Sole Signatory in Favor as Follows)

The holder of the commodities under code of 010-22-L-50 as umbrella code account of FR. Jose Antonio Diaz, Alias Severino Sta Romana ET. AL. Trust Depositor HEIR-OWNER-SOLE SIGNATORY CODE of 010-22-74-L-50

THE QUANTUM TRUST "SGSR"

C/O Agent: Arvinber S. Amol, 201 James Place, New Castel, DE 19720

Wells Fargo Bank NA, 420 Montgomery Street, San Francisco, CA 94104
DTCC Number: 2665 DTCC Code: 0141 SWIFT: WFBIUS6S
Beneficiary: **Wells Fargo Clearing Services LLC.**
One North Jefferson Avenue St. Louis, MO 63103
Account Number: 4122023377 Routing Number: 121-000-248

Further credit to: POSTD MERCHANT BANQUE
CITIBANK Account Number: **1255738562** Routing #:**221-172-610**
DTCC TRANSACTION CODE PNM-TT-WF BBL 2020/0519

SEAL

BACKSIDE OF ORIGINAL TRUST CERTIFICATE (UCC1 2020-88656810002)

01-0210419 300MM PMBY